Exhibit 99.1

ICAD REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

Company Expects to Submit PowerLook Tomo Detection Version 2.0 for FDA Approval Shortly

Submission to be Based on Promising Results from Pivotal Clinical Reader Study

Conference call today at 4:30 p.m. ET

NASHUA, N.H. (May 14, 2018) – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights:

•	Total revenue of $6.3 million, down 7% year-over-year

•	Gross profit of $4.5 million, or 71%

•	GAAP Net Loss of $(3.3) million, or $(0.20) per share

•	Non-GAAP Adjusted EBITDA loss of $(2.4) million

“The first quarter of 2018 was extremely important to the transformation of the Company,” said Ken Ferry, Chief Executive Officer of iCAD, Inc. “During the quarter, we received CE Mark approval for Version 2.0 of our PowerLook Tomo Detection software in Europe, while at the same time advancing our product development program for Version 2.0 in the U.S. to the point where an FDA submission is imminent. This submission is based on the promising results of our pivotal clinical reader study where radiologists saw a meaningful increase in sensitivity and specificity, as well as a substantial decrease in reader time when using our software to interpret Tomo exams.”

“While our first quarter Detection revenues were softer than anticipated, we continue to see strong interest in, and demand for, our PowerLook Tomo Detection software in the marketplace. We firmly believe that this product platform will be a significant growth driver for iCAD for years to come,” continued Mr. Ferry. “In our Therapy business, we successfully executed on our first quarter plan to discontinue offering the subscription service model to our skin brachytherapy customers, which reduced delivery service headcount, improved gross margin percentage and decreased cash burn. We are focused on expanding our capital customer base, both in the U.S. and outside of the U.S. where we are experiencing increased levels of interest for our breast and gynecological therapy offerings.”

“Overall, we are executing on our strategic priorities with a strict focus on managing expenses, and expect iCAD to reach cash flow breakeven by year-end,” concluded Mr. Ferry.

First Quarter 2018 Financial Results

Revenue: Total revenue for the first quarter of 2018 decreased 7% to $6.3 million from $6.8 million in the first quarter of 2017, reflecting a 4% decrease in product revenue and a 10% decrease in service and supplies revenue.

In $000’s
	Three months ended March 31,
	2018	2017	Change	% Change
Product revenue	$3,014	$3,131	$(117)	(4)%
Service and supplies revenue	3,299	3,660	(361)	(10)%

Total Revenue	$6,313	$6,791	$(478)	(7)%

Cancer detection revenue, which includes revenue from our digital mammography, breast density, and CT CAD platforms, as well as the associated service and supplies revenue, for the first quarter of 2018, decreased $0.5 million, or 11%, to $4.0 million, as compared to $4.5 million in the same period in 2017. The year-over-year detection results were negatively impacted by the inclusion of $0.3 million in MRI Detection revenue in the first quarter of 2017. The MRI assets were divested in the first quarter of 2017. Excluding MRI revenue, first quarter 2018 cancer detection revenues decreased $0.2 million, or 6%, from the first quarter of 2017. Therapy revenue, which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service and supplies revenue, for the first quarter of 2018, was flat at $2.3 million as compared to the corresponding period of 2017, as a result of a 13% increase in therapy product revenue, and a 3% decrease in service and supplies revenue. Total company revenue for the three months ended March 31, 2018, excluding the impact of MRI revenues, decreased 4% to $6.3 million from $6.5 million in the first quarter of 2017.

In $000’s
	Three months ended March 31,
	2018	2017	Change	% Change
Detection revenue
Product revenue	$2,489	$2,667	$(178)	(7)%
Service and supplies revenue	1,522	1,822	(300)	(16)%

Detection Revenue	$4,011	$4,489	$(478)	(11)%

Therapy revenue
Product revenue	$525	$464	$61	13%
Service and supplies revenue	1,777	1,838	(61)	(3)%

Therapy Revenue	$2,302	$2,302	$—	0%

Total Revenue	$6,313	$6,791	$(478)	(7)%

Gross Profit: Gross profit for the first quarter of 2018 was $4.5 million, or 71% of revenue, compared with $4.7 million, or 69% of revenue, for the first quarter of 2017. The year-over-year decrease in gross profit dollars was due to lower detection revenues. The year-over-year increase in gross profit percentage was primarily due to incremental gross profit margin associated with the exit from our skin subscription service business.

Operating Expenses: Total operating expenses for the first quarter of 2018 increased $2.5 million to $7.6 million from $5.1 million in the first quarter of 2017. The increase was due to the presence of the gain from the sale of the MRI assets recorded in the prior year quarter, totaling $2.5 million. Absent this gain, operating expenses were flat year-over-year at $7.6 million, as incremental engineering and product development costs associated with our Tomo Detection Version 2.0 study were fully offset by lower stock compensation and marketing and sales costs.

GAAP Net Loss: Net loss for the first quarter of 2018 was $(3.3) million, or $(0.20) per share, compared with a net loss of $(0.5) million, or $(0.03) per share, for the first quarter of 2017. The $2.8 million year-over-year increase in net loss was primarily due to a $0.2 million decrease in gross profit and the absence of the $2.5 million gain from the sale of the MRI assets recorded in the prior year quarter.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of $(2.4) million for the first quarter of 2018, compared to a non-GAAP adjusted EBITDA loss of $(1.5) million for the first quarter of 2017. The $0.9 million year-over-year increase in Non-GAAP Adjusted EBITDA loss was primarily driven by the increase in engineering and product development costs associated with our Tomo Detection Version 2.0 study and the decrease in gross profit. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non- GAAP Adjusted EBITDA results for the three-month periods ended March 31, 2018 and 2017, respectively.

Cash and Cash Equivalents: As of March 31, 2018, the Company had cash and cash equivalents of $8.7 million, compared with $9.4 million as of December 31, 2017.

Conference Call

iCAD management will host a conference and live webcast call today at 4:30 p.m. Eastern Time to discuss the first quarter 2018 financial results and provide a Company update. The dial-in numbers are (800) 239-9838 for domestic callers and (323) 794-2551 for international callers. The conference ID is 8849802. A live webcast of the conference call will be available online at http://public.viavid.com/index.php?id=129486.

A replay of the webcast will remain on the Company’s website until the Company releases its second quarter 2018 financial results. In addition, a telephonic replay of the conference call will be available until May 28, 2018. The replay dial-in numbers are (844) 512-2921 for domestic callers and (412) 317-6671 for international callers. The replay conference ID is 8849802.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes.

iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit or www.icadmed.com or www.xoftinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

LifeSci Advisors

Jeremy Feffer

(212) 915-2568

jeremy@lifesciadvisors.com

or

For iCAD media inquiries:

ARPR, LLC

Erin Bocherer

(855) 300-8209 ext. 120

erin@arpr.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
Assets	2018	2017
Current assets:
Cash and cash equivalents	$8,662	$9,387
Trade accounts receivable, net of allowance for doubtful accounts of $142 in 2018 and $107 in 2017	7,283	8,599
Inventory, net	2,197	2,123
Prepaid expenses and other current assets	1,158	1,100

Total current assets	19,300	21,209

Property and equipment, net of accumulated depreciation of $5,985 in 2018 and $5,889 in 2017	502	576
Other assets	53	53
Intangible assets, net of accumulated amortization of $7,517 in 2018 and $7,433 in 2017	1,829	1,931
Goodwill	8,362	8,362

Total Assets	$30,046	$32,131

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,540	$1,362
Accrued and other expenses	4,685	4,475
Notes and lease payable - current portion	1,203	829
Deferred revenue	5,476	5,404

Total current liabilities	12,904	12,070

Notes payable, long-term portion	4,810	5,119
Lease payable, long-term portion	22	27
Deferred revenue, long-term portion	773	506
Other long-term liabilities	95	119
Deferred tax	6	14

Total Liabilities	18,610	17,855

Stockholders’ Equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 30,000,000 shares; issued 16,848,824 in 2018 and 16,711,752 in 2017; outstanding 16,662,993 in 2018 and 16,525,681 in 2017	168	167
Additional paid-in capital	217,722	217,389
Accumulated deficit	(205,039)	(201,865)
Treasury stock at cost, 185,831 shares in 2018 and 2017	(1,415)	(1,415)

Total Stockholders’ Equity	11,436	14,276

Total Liabilities and Stockholders’ Equity	$30,046	$32,131

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended March 31,
	2018	2017
Revenue:
Products	$3,014	$3,131
Service and supplies	3,299	3,660

Total revenue	6,313	6,791
Cost of revenue:
Products	458	420
Service and supplies	1,252	1,384
Amortization and depreciation	105	298

Total cost of revenue	1,815	2,102

Gross profit	4,498	4,689

Operating expenses:
Engineering and product development	3,339	2,574
Marketing and sales	2,166	2,902
General and administrative	2,058	2,034
Amortization and depreciation	83	122
Gain on sale of MRI assets	—	(2,508)

Total operating expenses	7,646	5,124

Loss from operations	(3,148)	(435)
Interest expense	(142)	(5)
Other income	22	—

Other expense, net	(120)	(5)
Loss before income tax expense	(3,268)	(440)

Tax expense	(13)	(17)

Net loss and comprehensive loss	$(3,281)	$(457)

Net loss per share:
Basic	$(0.20)	$(0.03)

Diluted	$(0.20)	$(0.03)

Weighted average number of shares used in computing loss per share:
Basic	16,583	16,135

Diluted	16,583	16,135

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the three months ended March 31,
	2018	2017
Cash flow from operating activities:
Net loss	$(3,281)	$(457)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	92	133
Depreciation	96	287
Bad debt provision	85	37
Inventory obsolescence reserve	(2)	13
Stock-based compensation expense	391	969
Amortization of debt discount and debt costs	64	—
Interest on settlement obligations	—	13
Deferred tax liability	(8)	—
Loss on disposal of assets	12	—
Gain on sale of MRI assets	—	(2,158)
Changes in operating assets and liabilities:
Accounts receivable	1,262	(433)
Inventory	(72)	238
Prepaid and other current assets	59	85
Accounts payable	177	137
Accrued expenses	186	8
Deferred revenue	298	(483)

Total adjustments	2,640	(1,154)

Net cash used for operating activities	(641)	(1,611)

Cash flow from investing activities:
Additions to patents, technology and other	(2)	(2)
Additions to property and equipment	(22)	(253)
Sale of MRI assets	—	2,850

Net cash (used for)/provided by investing activities	(24)	2,595

Cash flow from financing activities:
Stock option exercises	—	19
Taxes paid related to restricted stock issuance	(57)	(45)
Principal payments of capital lease obligations	(3)	—

Net cash used for financing activities	(60)	(26)

(Decrease)/increase in cash and equivalents	(725)	958
Cash and equivalents, beginning of period	9,387	8,585

Cash and equivalents, end of period	$8,662	$9,543

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP, and, therefore, such non-GAAP measures should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measures. The reconciliations of these historic non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended March 31,
	2018	2017
GAAP Net Loss	$(3,281)	$(457)
Interest Expense	142	5
Other income	(22)	—
Stock Compensation	391	969
Depreciation	96	287
Amortization	92	133
Tax expense	13	17
Severance	144	—
Gain on sale of MRI assets	—	(2,508)
Loss on disposal of assets	12	—
Acquisition related	—	37
Litigation related	42	—

Non-GAAP Adjusted EBITDA	$(2,371)	$(1,517)

	Three Months Ended March 31,
	2018	2017
GAAP Net Loss	$(3,281)	$(457)
Adjustments to Net Loss:
Gain on sale of MRI assets	—	(2,508)
Severance	144	—
Loss on disposal of assets	12	—
Acquisition related	—	37
Litigation related	42	—

Non-GAAP Adjusted Net (Loss)/Income	$(3,083)	$(2,928)

Net (Loss)/Income per share
GAAP Net (Loss)/Income per share	$(0.20)	$(0.03)
Adjustments to Net (Loss)/Income (as detailed above)	0.01	(0.15)

Non-GAAP Adjusted Net (Loss)/Income per share	$(0.19)	$(0.18)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on settlement obligations and interest on capital leases, from its non-GAAP Adjusted EBITDA calculation.

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Severance relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•	Gain on sale of MRI assets relates to the gain realized on the sale of the MRI assets. The Company excludes this item as it is not considered by management in making operating decisions, and management believes that such items do not have a direct correlation to future business operations.

•	Acquisition related: relates to professional service fees due to acquisitions. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

•	Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.